EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                               NOVEMBER 8, 2012

TANDY LEATHER FACTORY REPORTS Q3 2012 FINANCIAL RESULTS
DUE TO ONE-TIME EXPENSE, NET INCOME DOWN 66%, OPERATING INCOME DOWN 47%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the third quarter of 2012.  Consolidated net income for the quarter ended September 30, 2012 was $281,000 compared to consolidated net income of $830,000 for the third quarter of 2011, a decrease of 66%.  Fully diluted earnings per share for the quarter were $0.03, compared to $0.08 in the third quarter of last year.  Total sales for the quarter ended September 30, 2012 were $17.0 million, up 10% from $15.4 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2012 were $52.1 million, up 10% from the comparable 2011 period sales of $47.2 million.  Consolidated net income for the first nine months of 2012 was up 11% to $3.3 million or $0.33 per fully-diluted share versus $3.1 million or $0.30 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.2 million in the third quarter, a 14% improvement over last year's third quarter.  Seventy-seven stores comprised Tandy Leather's operations on September 30, 2012.  For the first nine months of 2012, Retail Leathercraft’s sales increased $3.8 million, or 14%, over the first nine months of 2011.  Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores and national account group, were up 2% or $92,000 from the same quarter last year.  For the first nine months of 2012, Wholesale Leathercraft’s sales were up $336,000, or 2%, from the same period in 2011.  International Leathercraft, consisting of three stores located in the United Kingdom, Spain and Australia, reported a sales increase of 65%, or $319,000, compared to the third quarter of 2011.  For the year, International Leathercraft’s sales were up 51%, or $782,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 61.2%, improving from 60.1% for the third quarter of 2011.  For the first three quarters of this year, consolidated gross profit margin was 62.8%, increasing from last year's gross profit margin of 60.6%.  Consolidated operating expenses rose approximately 22% and 14% for the quarter and the year, respectively, increasing by $1.7 million in the current quarter and $3.3 million for the first nine months over the same periods a year ago.  For the third quarter, we incurred a one-time charge of $993,000 due to a legal settlement.  Excluding the one-time charge, operating expenses rose 9% and 10% for the quarter and the year, compared to the comparable periods last year.  The significant increases in expenses occurred in employee compensation and rent.  For the year, in additional to the legal settlement charge, the significant expense increases were in employee compensation, rent, and supplies.  Consolidated operating margin declined for the quarter to 3.8% compared to 7.9% last year.  On a year-to-date basis, consolidated operating margin improved slightly from 10.4% last year to 10.9% in the current year.  Excluding the one-time charge, consolidated operating margin was 9.6% and 12.8% for the quarter and year.

Jon Thompson, Chief Executive Officer and President, commented, “Our third quarter ended with mixed results.  Sales were higher, but earnings, while positive, were lower than last year’s third quarter.  The decline in earnings was due to a one-time legal settlement expense of approximately $1 million.  While incurring an expense like that is not preferred, we believe the settlement is in the best interest of our company, our employees and our stockholders in order to avoid further expense and disruption to operations.  Our consolidated gross profit margins as a percentage of sales remain strong as we continue to manage our inventory purchases and sales mix.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “We were profitable in the third quarter, despite the one-time legal settlement expense.  Without it, our operating income for the third quarter and the year would have increased 34% and 36%, respectively, and we would have been very pleased with those results.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 77 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 09/30/12		Quarter Ended 09/30/11
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,242,602	$(297,897)	$6,150,138	$296,824
Retail Leathercraft	9,947,911	987,704	8,744,446	811,347
International Leathercraft	810,215	(44,951)	490,837	113,666
Total Operations	$17,000,728	$644,856	$15,385,421	$1,221,837

	Nine Months Ended 09/30/12		Nine Months Ended 09/30/11
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$19,678,009	$2,038,267	$19,341,919	$1,709,226
Retail Leathercraft	30,093,864	3,655,932	26,327,904	2,857,986
International Leathercraft	2,310,188	(30,395)	1,528,559	336,428
Total Operations	$52,082,061	$5,663,804	$47,198,382	$4,903,640

Wholesale Leathercraft	Quarter Ended 09/30/12		Quarter Ended 09/30/11
	# of stores	Sales	# of stores	Sales
Same store sales	29	$5,821,208	29	$5,361,239
National account group	n/a	421,394	n/a	788,899
Total Sales – Wholesale Leathercraft	29	$6,242,602	29	$6,150,138

Wholesale Leathercraft	Nine Months Ended 09/30/12		Nine Months Ended 09/30/11
	# of stores	Sales	# of stores	Sales
Same store sales	29	$18,232,337	29	$17,133,069
National account group	n/a	1,445,672	n/a	2,208,850
Total Sales – Wholesale Leathercraft	29	$19,678,009	29	$19,341,919

Retail Leathercraft	Quarter Ended 09/30/12		Quarter Ended 09/30/11
	# of stores	Sales	# of stores	Sales
Same store sales	77	$9,947,911	77	$8,744,446
National account group	-	-	-	-
Total Sales – Wholesale Leathercraft	77	$9,947,911	77	$8,744,446

Retail Leathercraft	Nine Months Ended 09/30/12		Nine Months Ended 09/30/11
	# of stores	Sales	# of stores	Sales
Same store sales	76	$29,794,423	76	$26,252,161
National account group	1	299,441	1	75,743
Total Sales – Wholesale Leathercraft	77	$30,093,864	77	$26,327,904

International Leathercraft	Quarter Ended 09/30/12		Quarter Ended 09/30/11
	# of stores	Sales	# of stores	Sales
Same store sales	1	$491,869	1	$490,837
National account group	2	318,346	-	-
Total Sales – Wholesale Leathercraft	3	$810,215	1	$490,837

International Leathercraft	Nine Months Ended 09/30/12		Nine Months Ended 09/30/11
	# of stores	Sales	# of stores	Sales
Same store sales	1	$1,507,075	1	$1,528,559
National account group	2	803,113	-	-
Total Sales – Wholesale Leathercraft	3	$2,310,188	1	$1,528,559

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2012 (unaudited)	December 31, 2011 (audited)
ASSETS
CURRENT ASSETS:
Cash	$3,520,757	$10,765,591
Short-term investments, including certificates of deposit	-	423,893
Accounts receivable-trade, net of allowance for doubtful accounts of $213,000 and $85,000 in 2012 and 2011, respectively	1,074,877	1,328,579
Inventory	29,694,804	19,940,251
Prepaid income taxes	544,919	-
Deferred income taxes	427,360	281,251
Other current assets	1,727,815	948,459
Total current assets	36,990,532	33,688,024

PROPERTY AND EQUIPMENT, at cost	15,590,489	14,999,826
Less accumulated depreciation and amortization	(5,411,982)	(4,700,476)
	10,178,507	10,299,350

GOODWILL	992,027	987,009
OTHER INTANGIBLES, net of accumulated amortization of $574,000 and $539,000 in 2012 and 2011, respectively	154,059	187,292
Other assets	337,991	341,240
	$48,653,116	$45,502,915

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,552,544	$1,622,697
Accrued expenses and other liabilities	5,738,356	4,641,191
Income taxes payable	-	638,897
Current maturities of long-term debt	1,202,500	202,500
Total current liabilities	9,493,400	7,105,285

DEFERRED INCOME TAXES	824,701	858,829

LONG-TERM DEBT, net of current maturities	2,953,125	3,105,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,152,065 and 11,150,065 shares issued at 2012 and 2011, respectively
10,158,442 and 10,156,442 shares outstanding at 2012 and 2011, respectively	26,765	26,760
Paid-in capital	5,751,978	5,736,543
Retained earnings	32,040,318	31,181,936
Treasury stock at cost (993,623 shares at 2012 and 2011)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	456,897	382,630
Total stockholders' equity	35,381,890	34,433,801
	$48,653,116	$45,502,915

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Nine Months Ended September 30, 2012 and 2011

	THREE MONTHS		NINE MONTHS
	2012	2011	2012	2011

NET SALES	$17,000,728	$15,385,421	$52,082,061	$47,198,382

COST OF SALES	6,595,958	6,147,143	19,371,456	18,590,002

Gross profit	10,404,770	9,238,278	32,710,605	28,608,380

OPERATING EXPENSES	9,759,914	8,016,441	27,046,801	23,704,740

INCOME FROM OPERATIONS	644,856	1,221,837	5,663,804	4,903,640

OTHER INCOME (EXPENSE):
Interest expense	(59,623)	(61,550)	(176,251)	(185,685)
Other, net	(2,787)	176,374	59,786	81,775
Total other income (expense)	(62,410)	114,824	(116,465)	(103,910)

INCOME BEFORE INCOME TAXES	582,446	1,336,661	5,547,339	4,799,730

PROVISION FOR INCOME TAXES	301,676	506,187	2,152,825	1,742,324

NET INCOME FROM CONTINUING OPERATIONS	$280,770	$830,474	$3,394,514	$3,057,406

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	-	(1,368)	-	(1,368)

NET INCOME	$280,770	$829,106	$3,394,514	$3,056,038

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.03	$0.08	$0.33	$0.30
Diluted	$0.03	$0.08	$0.33	$0.30

NET INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

NET INCOME PER COMMON SHARE:
Basic	$0.03	$0.08	$0.33	$0.30
Diluted	$0.03	$0.08	$0.33	$0.30

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	10,156,790	10,156,442	10,156,559	10,156,442
Diluted	10,177,466	10,168,326	10,179,569	10,179,523

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,394,514	$3,056,038
Loss from discontinued operations	-	1,368
	3,394,514	3,057,406

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	794,122	759,279
Loss on disposal or abandonment of assets	16,976	81,579
Non-cash stock-based compensation	10,000	33,156
Deferred income taxes	(180,237)	273,161
Other	63,559	(178,795)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	253,702	(285,590)
Inventory	(9,754,553)	(315,259)
Income taxes	(1,183,816)	(554,681)
Other current assets	(779,356)	(394,666)
Accounts payable-trade	929,847	597,099
Accrued expenses and other liabilities	1,097,165	(1,467,520)
Total adjustments	(8,732,591)	(1,452,237)
Net cash (used in) provided by continuing operating activities	(5,338,077)	1,605,169
Cash used in discontinued operating activities	-	(1,067)
Net cash (used in) provided by operating activities	(5,338,077)	1,604,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(655,909)	(1,042,775)
Proceeds from maturities of certificates of deposit	423,893	1,285,593
Proceeds from sale of assets	1,150	25,473
Decrease (increase) in other assets	6,675	(22,636)
Net cash (used in) provided by investing activities	(224,191)	245,655

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,000,000	-
Payments on notes payable and long-term debt	(151,875)	(151,875)
Proceeds from issuance of common stock	5,440	-
Payment of cash dividend	(2,536,131)	-
Net cash (used in) provided by financing activities	(1,682,566)	(151,875)

NET (DECREASE) INCREASE IN CASH	(7,244,834)	1,697,882

CASH, beginning of period	10,765,591	4,293,746

CASH, end of period	$3,520,757	$5,991,628

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$176,251	$185,685
Income tax paid during the period, net of (refunds)	$3,524,962	$1,941,659